Exhibit 22.1

IIP Operating Partnership, LP, a Delaware limited partnership is the issuer of the the following guaranteed securities: 5.50% Senior Notes due 2026.

Guarantor Subsidiaries of IIP Operating Partnership, LP’s 5.50% Senior Notes due 2026

Subsidiary	State of Formation/Organization
IIP-AZ 1 LLC	Delaware
IIP-AZ 2 LLC	Delaware
IIP-CA 1 LP	Delaware
IIP-CA 2 LP	Delaware
IIP-CA 3 LP	Delaware
IIP-CA 4 LP	Delaware
IIP-CA 5 LP	Delaware
IIP-CO 1 LLC	Delaware
IIP-CO 2 LLC	Delaware
IIP-FL 1 LLC	Delaware
IIP-FL 2 LLC	Delaware
IIP-FL 3 LLC	Delaware
IIP-GP LLC	Delaware
IIP-IL 1 LLC	Delaware
IIP-IL 2 LLC	Delaware
IIP-IL 3 LLC	Delaware
IIP-IL 4 LLC	Delaware
IIP-IL 5 LLC	Delaware
IIP-IL 6 LLC	Delaware
IIP-MA 1 LLC	Delaware
IIP-MA 2 LLC	Delaware
IIP-MA 3 LLC	Delaware
IIP-MA 4 LLC	Delaware
IIP-MA 5 LLC	Delaware
IIP-MA 6 LLC	Delaware
IIP-MA 7 LLC	Delaware
IIP-MD 1 LLC	Delaware
IIP-MI 1 LLC	Delaware
IIP-MI 2 LLC	Delaware
IIP-MI 3 LLC	Delaware
IIP-MI 4 LLC	Delaware
IIP-MI 5 LLC	Delaware
IIP-MI 6 LLC	Delaware
IIP-MI 7 LLC	Delaware
IIP-MI 8 LLC	Delaware
IIP-MN 1 LLC	Delaware
IIP-ND 1 LLC	Delaware
IIP-NJ 1 LLC	Delaware
IIP-NJ 2 LLC	Delaware
IIP-NV 1 LLC	Delaware
IIP-NY 1 LLC	Delaware
IIP-NY 2 LLC	Delaware
IIP-OH 1 LLC	Delaware
IIP-OH 2 LLC	Delaware
IIP-OH 3 LLC	Delaware
IIP-OH 4 LLC	Delaware
IIP-PA 1 LLC	Delaware
IIP-PA 2 LLC	Delaware
IIP-PA 3 LLC	Delaware
IIP-PA 4 LLC	Delaware
IIP-PA 5 LLC	Delaware
IIP-PA 6 LLC	Delaware
IIP-PA 7 LLC	Delaware
IIP-PA 8 LLC	Delaware
IIP-TX 1 LLC	Delaware
IIP-VA 1 LLC	Delaware
IIP-WA 1 LLC	Delaware